Amendment No. 1
                             MEDISYS
                    TECHNOLOGIES INCORPORATED

             An Important Message to Our Shareholders

                          March 28, 2001

To All Medisys Shareholders:

     Please be advised that on March 23, 2001 we mailed to our shareholders the Medisys Monitor for the first quarter of 2001. Unfortunately, the information on page three reminding shareholders of our annual meeting on May 9, 2001 was inadvertently included under the In Brief section of the report. Accordingly, you should disregard the information set forth in that section and instead see the information below which is intended only to inform shareholders of our upcoming annual meeting.

                      Shareholders' Meeting

     The Medisys annual shareholders' meeting is presently
scheduled for 2:00 p.m., local time, on     May 9, 2001     at the
Sheraton-Baton Rouge, 102 France Street, Baton Rouge, Louisiana.

     ALL SHAREHOLDERS ARE ENCOURAGED TO READ OUR PROXY STATEMENT
WHEN IT BECOMES AVAILABLE BECAUSE IT CONTAINS IMPORTANT
INFORMATION. WE WILL BE MAILING OUR PROXY STATEMENT TO ALL SHAREHOLDERS IN APRIL 2001. INTERESTED SHAREHOLDERS CAN OBTAIN A COPY OF OUR PROXY STATEMENT AND OTHER RELATED DOCUMENTS
INCLUDING OUR ANNUAL REPORT, FREE OF CHARGE, AT THE SECURITIES AND EXCHANGE COMMISSION WEB SITE (HTTP://WWW.SEC.GOV) WHEN IT IS FILED IN APRIL.

     This letter is being sent to all of our shareholders at the direction of our Board of Directors. Any shareholder who desires additional information regarding the shareholdings or other interests in Medisys held by any individual director or by the directors as a group, is directed to our annual report and proxy statement, when filed, for such information.

     We thank you for your continued support of our company.

                                   Cordially,

                                   Board of Directors
                                   Medisys Technologies, Inc.



                    144 Napoleon Street * Baton Rouge, LA 70802
                Telephone: (225) 343-8022 * Fax: (225) 343-8023
                      Toll Free: 1:888-MEDISYS (1-888-633-4797)
  E-mail: infor@medisystech.com * Web site: www.medisystech.com